EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made at Miami, Florida, on February 18, 1998, by and between COLMENA CORPORATION, an Ohio Corporation with its main offices at 25100 Detroit Road, West Lake, Ohio, 44145 (hereinafter, COLMENA) and MADHU SETHI, an individual residing at 22423 Overture Circle, Boca Raton, Florida, 33428 (hereinafter SETHI).

                                   WITNESSETH:

     WHEREAS    COLMENA    wishes   to   develop   and   expand   its   existing
telecommunications   division,  R.C.P.   Communications  Group,  Inc.,  Business
Technology Systems, Inc.; and

     WHEREAS SETHI AND COLMENA desire to effect an employment agreement under the terms and conditions in this Agreement such that SETHI will become President and take charge of this technology division; and

     WHEREAS SETHI, will be leaving his current employment and changing his position in reliance of prospective employment with COLMENA;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises made herein, and for the good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, COLMENA and SETHI agree as follows.

1. Employment: COLMENA employs SETHI as President of its technology division, who accepts such employment. COLMENA and SETHI hereby revoke, terminate and void all prior written and oral employment agreements or employment arrangements previously made.

     1.11 Scope: SETHI shall be responsible for the overall management of a technology re-seller company. Operations shall include the management of Business Technology Systems, Inc., the creation of an international telecommunications network and the international marketing of long distance and calling card services.

2.   Compensation:

     2.1 Base Salary: For all services rendered, and to be rendered under this employment agreement by SETHI, COLMENA, shall pay SETHI a basic salary of $100,000 per year, exclusive of any fringe benefits, payable in weekly installments which shall be approximately equal in amount, in a manner consistent with the accounting practices adopted by COLMENA.

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     2.2       Annual  Bonus:  SETHI shall  receive an  additional  annual bonus based upon COLMENA profits and progress in expansion of products and services.

     2.2.1 Incentive Clause: Based upon the company's desire to become a CLEC (re- seller) of local exchange telecom services), the company agrees to compensate Mr. Sethi as follows based performance:

               Approval of: All state, federal and local licenses, permits and any other regulatory actions or agreements required and carrier agreements within approved states. The company hereby agrees to issue stock options at par value in the following amounts:

                              Texas - 25,000 shares
                            New York - 25,000 shares
                           California - 25,000 shares

               Customer Based Expansion: When the company reaches a paid customer base of 2,000 customers per state as follows, the following additional options will be deemed earned at par value:

                              Texas - 25,000 shares
                            New York - 25,000 shares
                           California - 25,000 shares
                             Florida - 25,000 shares

     2.2.2 Health Insurance: Colmena shall provide a full benefit health insurance package to Sethi's family. Further, should said health insurance result in a deductible, COLMENA agrees to pay directly to the medical insurance provider, any deductible not covered by said health insurance plan.

     2.2.3 SETHI shall be entitled to vacation time to be taken, at a time of his discretion. Said vacation shall be available 2 weeks during the first year, 3 weeks during the second year, and 4 weeks thereafter. All vacation shall be salary paid.

     2.2.4 Stock Options: Stock options in COLMENA shall be issued to SETHI based upon terms and conditions equal or greater than the highest level executives employed.

     2.3 COLMENA acknowledges and agrees to pay SETHI his Basic Salary during the term of this agreement, so long as he is willing and able to perform his duties and obligations and has not defaulted under this Agreement. Should either party choose to discontinue their relationship with the other, the discontinuing party shall give, one month advance notice in writing, to the other.

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3.   Authority  and Powers of COLMENA:  COLMENA  shall have the power to direct, control and supervise SETHI'S duties and the manner of, and time for performing said duties exclusive of vacation period that shall be determined by SETHI.

4.   Working Facilities and Expenses.

     4.1 COLMENA will furnish SETHI with an office, technical and other facilities and services suitable for the performance of duties and obligations under this agreement.

     4.2 In accordance with general corporate policies, SETHI may be reimbursed for reasonable expenses related to the performance of his duties including (but not limited to): all matters set forth above; entertainment expenses; cost of maintaining facilities in his home; educational expenses incurred to maintain or improve his professional skills; expenses of membership in civic groups, clubs, professional licenses and societies and fraternal organizations; and all other items of reasonable and necessary professional expenses incurred by SETHI in the performance of his duties as President.

5. Notice: Any and all notices between the parties provided for or permitted under this Agreement or by law shall be in writing, and shall be deemed duly served when personally delivered to a party, or, in lieu of such personal service, when deposited in the United States Mail, certified, postage prepaid, addressed to such party at the addresses listed below, or to such other places as may from time-to-time, be specified in a notice given as the address for service of notice on such party:

     Notice to MADHU SETHI shall be at the address indicated above.

     Notice  to   COLMENA   CORPORATION  shall   be  at  the  address  indicated
 above.

6. Arbitration: In the event of any controversy or claim arising out of or relating to this Agreement, or the breach thereof, which cannot be amicably resolved, which may properly be submitted to arbitration, shall, on the written request of one party served on the other, be submitted to arbitration, in accordance with the provisions of the Florida Statutes then in effect, pertaining to arbitration. Such arbitration shall be considered a statutory arbitration and the award of the board of arbitration, shall be binding upon the parties. Each of the parties hereto shall appoint one person as an arbitrator, and all three arbitrators shall hear and determine the dispute. The decision of a majority of the three arbitrators shall be final and conclusive upon the parties hereto. The expenses of such arbitration shall be borne by the Corporation.

7. Parties Bound: Time is of the essence, and this Agreement shall be binding on and shall insure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, where permitted by Agreement.

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8.   Legal  Construction:  In case any one or more of the provisions contains in this shall, for any reason, be held to be legal, invalid, or unenforceable in any respect, such invalidity, illegality or unenforceablity shall not affect any other provision thereof, and this Agreement shall be construed as if such invalid, or unenforceable provision had never been contained herein. Paragraph captions are for reference only. When the content so requires, the singular shall include the plural, the masculine shall include the feminine, and vice versa. Paragraph headings, where used, are for reference only, and do not define or limit the meaning or scope of any paragraph or provision. This Agreement shall be construed according to the laws of the State of Florida, and venue shall be proper only in Dade County, Florida.

9. Fees and Costs: In the event of any litigation arising under the terms of this Agreement, the prevailing party shall be entitled to recover a reasonable attorney's fee and costs at both the trial and appellate levels.

10. Sole and Only Agreement: This instrument contains the sole and only agreement of the parties relating to the Employment, and correctly sets forth the rights, duties, and obligations of each other in connection therewith as of its date, and is to be construed in conjunction with the Articles and By-Laws of the Corporation. Any prior or present agreements, promises, negotiations not expressly set forth in this Agreement are of no force or effect. No modification or change in this contract shall be valid or binding upon the parties unless in writing. Executed by the parties to be bound thereby.

11. Term: The term of this Agreement is (5) years from the date of execution by both parties.

12. Non-Compete: Mr. Sethi agrees not to enter into any business arrangements which could be construed as competing with the company's products or services during the term of this Agreement. The current areas covered include all U.S. territories and will expand to any country in which the company conducts business.

         IN WITNESS WHEREOF, the Parties hereto have set their hands on February 18, 1998.

                                              /s/ Richard C. Peplin, Jr.
                                                  Richard C. Peplin, Jr
                                                  For COLMENA CORPORATION


                                              /s/ Madhu Sethi
                                                  Madhu Sethi.

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